As filed with the Securities and Exchange Commission on November 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0118518
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1109 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 2019 EQUITY AND INCENTIVE

COMPENSATION PLAN

(Full title of the plan)

Dean Butler

Senior Vice President and Chief Financial Officer

1109 McKay Drive

San Jose, California 95131

(Name and address of agent for service)

(408) 904-1100

(Telephone number, including area code, of agent for service)

Copies to:

John McFarland Senior Vice President, General Counsel and Secretary Synaptics Incorporated 1109 McKay Drive San Jose, California 95131 Tel: (408) 904-1100 Fax: (408) 904-1110	Micheal J. Reagan, Esq. W. Stuart Ogg, Esq. Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 Tel: (650) 739-3939 Fax: (650) 739-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Synaptics Incorporated, a Delaware corporation (the “Registrant”) is filing this Registration Statement to register an additional 698,000 shares of its common stock, par value $0.001 per share (“Common Stock”), for issuance under the Registrant’s Amended and Restated 2019 Equity and Incentive Compensation Plan (the “2019 Plan”). The 2019 Plan was amended by the Registrant’s Board of Directors on July 26, 2022 to increase the number of shares of Common Stock authorized for issuance thereunder by 698,000 shares, and such amendment was approved by the Registrant’s stockholders on October 25, 2022.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the amendment to the 2019 Plan described above and the issuance of the substitute restricted stock unit awards. The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 1, 2019 (File No. 333-234437), November 2, 2020 (File No. 333-249793), and December 2, 2021 (File No. 333-261460). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of common stock registered under the 2019 Plan, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter*

10.1	Amended and Restated 2019 Equity and Incentive Compensation Plan (1)

23.1	Consent of Goodwin Procter (included in Exhibit 5.1 above)

23.2	Consent of KPMG LLP, the Registrant’s independent registered public accounting firm*

24.1	Power of Attorney (included on the signature page)

107	Filing fee table*

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on October 27, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on November 3, 2022.

SYNAPTICS INCORPORATED

By:	/s/ Michael Hurlston
Michael Hurlston
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Hurlston and Dean Butler and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of Synaptics Incorporated and in the capacities and on the dates indicated:

	Title	Date

/s/ Michael Hurlston	President, Chief Executive Officer and	November 3, 2022
Michael Hurlston	Director (Principal Executive Officer)

/s/ Dean Butler	Chief Financial Officer (Principal Financial	November 3, 2022
Dean Butler	Officer)

/s/ Kermit Nolan	Corporate Vice President and Chief	November 3, 2022
Kermit Nolan	Accounting Officer (Principal Accounting Officer)

/s/ Nelson C. Chan	Chairman of the Board and Director	November 3, 2022
Nelson C. Chan

/s/ Jeffrey Buchanan	Director	November 3, 2022
Jeffrey Buchanan

/s/ Keith Geeslin	Director	November 3, 2022
Keith Geeslin

/s/ Susan Hardman	Director	November 3, 2022
Susan Hardman

/s/ Patricia Kummrow	Director	November 3, 2022
Patricia Kummrow

/s/ Vivie Lee	Director	November 3, 2022
Vivie Lee

/s/ James Whims	Director	November 3, 2022
James Whims